Exhibit 3.21

CERTIFICATE OF INCORPORATION

OF

TERMINIX GMP, INC.

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:

FIRST: The name of the corporation is TERMINIX GMP, INC. (the “Corporation”).

SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, 19801; and the name of the registered agent of the corporation in the State of Delaware at such address is the Corporation Trust Company.

THIRD: The nature of the business and the purposes to be conducted and promoted by the corporation shall be to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers, if any, shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this certificate of incorporation; provided, that the corporation shall not conduct any business, promote any purpose or exercise any power or privilege within or without the State of Delaware which, under the laws thereof, the corporation may not lawfully conduct, promote, or exercise.

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Hundred (100). The shares shall be without par value. All such shares are of one class and are shares of Common Stock.

The holders of Common Stock of the corporation shall have no preemptive rights to subscribe for any shares of any class of stock of the corporation whether now or hereafter authorized.

FIFTH: The name and the mailing address of the incorporator is as follows:

NAME	MAILING ADDRESS

Bruce Menkes	135 S. LaSalle Street, Suite 2300 Chicago, Illinois 60603

SIXTH: The powers of the incorporator of the corporation shall terminate upon the filing of this Certificate of Incorporation, and thereupon the persons whose names and addresses follow shall serve as the directors of the corporation until the first annual meeting of the stockholders or until their successors are elected and have qualified:

NAMES	ADDRESSES

Vernon T. Squires	135 S. LaSalle Street
Chicago, Illinois 60603

L. T. Van Eerden	2300 Warrenville Road
Downers Grove, Illinois 60615

SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or call of stockholders, of this corporation, as the case may be, and also on this corporation.

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EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1.                                 The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

2.                                 After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (a) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

3.                                 Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (c) (2) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

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4.                                 No director shall have any personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Section 4 of Article EIGHTH shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

NINTH: The corporation shall have perpetual existence.

TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

Signed on November 18, 1986.

/s/ Bruce Menkes
Bruce Menkes
Incorporator

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THE CORPORATION TRUST COMPANY

DATE SUBMITTED	December 3, 1986

Pursuant to counsel’s instructions, submitted for filing by:

The Corporation Trust Company		FILE DATE	December 3, 1986

J. L. Austin/dls		TIME	10 A.M.

		FILER’S NO.	00010

NAME OF COMPANY	TERMINIX GMP, INC.
Changing name to: TERMINIX MGP, INC.
RES.NO. 7169303

FILE NUMBER	21084-27

TYPE OF DOCUMENT	CERTIFICATE OF AMENDMENT BEFORE	SECTION NO.	241
PAYMENT OF CAPITAL

CHANGES NAME

CHANGES AGENT/OFFICE

STOCK $

TO $

FRANCHISE TAX $

	Filing Fee Tax			$

	Receiving and Indexing			$

	NO.	1	Certified Copies	$

	NO.		PAGES (If prepared
	by the Division of Corp.)			$

OTHER				$

OTHER				$

	TOTAL			$

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

BEFORE PAYMENT OF CAPITAL

* * * * *

TERMINIX GMP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:                That Article FIRST of the Certificate of Incorporation be and it hereby is amended to read as follows:

FIRST:     The name of the corporation is TERMINIX MGP, INC. (the “corporation”).

SECOND: That Article FOURTH of the Certificate of Incorporation be and it hereby is amended to read as follows:

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000). The shares shall have a par value of One Dollar ($1.00). All such shares are of one class and are shares of Common Stock.

THIRD:                That the corporation has not received any payment for any of its stock.

FOURTH: That the amendment was duly adopted in accordance with the provisions of section 241 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said TERMINIX GMP, INC. has caused this certificate to be signed by L. T. Van Eerden, its President, and attested by Vernon T. Squires, its secretary, this 2nd day of December, 1986.

TERMINIX GMP INC.

		By	/s/ L.T. Van Eerden
ATTEST:		President

By	/s/ Vernon T. Squires
Secretary

THE CORPORATION TRUST COMPANY

DATE SUBMITTED	JUNE 30, 1986

Pursuant to counsel’s instructions, submitted for filing by:
HOLD
The Corporation Trust Company		FILE DATE	July 28, 1987

J. L. Austin/dg		TIME	4 P.M.

		FILER’S NO.	00010

NAME OF COMPANY	TERMINIX MGP, INC.
Changing Name To: TERMINIX INTERNATIONAL, INC.

FILE NUMBER	21084-27

TYPE OF DOCUMENT	Certificate of Amendment	SECTION NO.	242

CHANGES NAME

CHANGES AGENT/OFFICE

STOCK $

TO $

FRANCHISE TAX $

	Filing Fee Tax				$15

	Receiving and Indexing			$

	NO.	1	Certified Copies	$

	NO.		PAGES (If prepared
	by the Division of Corp.)			$

OTHER				$

OTHER				$

	TOTAL			$

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION TERMINIX MGP, INC.

Pursuant to Section 242 of the General Corporation Law of Delaware the
stockholders of TERMINIX MGP, INC., a Delaware corporation, on June 15, 1987, did authorize the Certificate of Incorporation of said corporation to be amended.

WITNESSETH:

Article 1 is hereby amended to read:

The name of the corporation is
TERMINIX INTERNATIONAL, INC.

IN WITNESS WHEREOF, I have set my hand and seal this 15th day of June, 1987.

TERMINIX MGP, INC.

/s/ C. William Pollard
C. William Pollard, Chairman and
Chief Executive Officer

ATTEST:

/s/ Susan D. Krause

Susan D. Krause, Secretary

STATE OF ILLINOIS

COUNTY OF DUPAGE

BE IT REMEMBERED that on this 15th day of June, 1987, personally came before me, a Notary Public for the State of Illinois, C. William Pollard, Chairman and Chief Executive Officer and Susan D. Krause, Secretary of Terminix MGP, Inc., known to me personally to be such, and severally acknowledged the foregoing Certificate of Amendment to the Certificate of Incorporation to be their act and deed and that the facts stated therein are true.

GIVEN under my hand and seal of office the day and year aforesaid.

/s/ John S. Talley
John S. Talley
Notary Public

My commission expires December 3, 1988.